EXHIBIT 21.1
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                 SUBSIDIARIES OF SUBURBAN PROPANE PARTNERS, L.P.


             Suburban Propane, L.P., a Delaware limited partnership

             Suburban Sales & Service, Inc., a Delaware corporation